UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 5, 2008

(Date of earliest event reported)

QUEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33787 (Commission File Number)	26-0518546 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Quest Cherokee’s Second Lien Senior Term Loan Agreement

Quest Cherokee, LLC (“Quest Cherokee”), Quest Energy Partners, L.P. (the “Partnership”) and Quest Cherokee Oilfield Service, LLC (“QCOS”) have entered into a First Amendment to Second Lien Senior Term Loan Agreement (the “Quest Cherokee First Amendment”) dated as of October 28, 2008 that, among other things, amended and/or waived certain of the representations and covenants contained in the Second Lien Senior Term Loan Agreement (the “Quest Cherokee Senior Term Loan Agreement”) dated as of July 11, 2008 among Quest Cherokee, the Partnership, Royal Bank of Canada (“RBC”), KeyBank National Association (“KeyBank”), Société Générale and the lenders party thereto, in order to rectify any possible covenant violations or non-compliance with the representations and warranties as a result of (1) the questionable transfers of funds from Quest Resource Corporation (“QRC”), the Partnership or an affiliate of the Partnership by Mr. Cash, the Partnership’s former Chief Executive Officer and (2) not timely settling certain intercompany accounts among QRC, the Partnership and Quest Midstream Partners, L.P. (“Quest Midstream”). The Quest Cherokee First Amendment is among Quest Cherokee, as borrower, the Partnership and QCOS, as guarantors, RBC, as administrative agent and collateral agent, KeyBank, as syndication agent, Société Générale, as documentation agent, and the lenders party thereto. The Quest Cherokee First Amendment is effective as of November 5, 2008.

The Quest Cherokee First Amendment extended the maturity date of the Quest Cherokee Senior Term Loan Agreement from January 11, 2009 to September 30, 2009.

The Quest Cherokee First Amendment changed the rate at which interest will accrue on amounts borrowed. Interest will accrue after November 5, 2008 at either LIBOR plus 9.0% (with a LIBOR floor of 3.5%) or the base rate plus 8.0%. The base rate varies daily and is generally the higher of the federal funds rate plus 0.5%, RBC’s prime rate or LIBOR plus 1.25%.

The Quest Cherokee First Amendment requires Quest Cherokee to make repayments of principal in quarterly installments of $3.8 million on the 15th day of each February, May, August and November while amounts borrowed under the Quest Cherokee Senior Term Loan Agreement are outstanding. All outstanding principal, interest and fees will be due and payable on the maturity date.

Subject to certain restrictions, the Partnership is required by June 30, 2009 to (i) complete a private placement of its equity securities or debt, (ii) engage one or more investment banks reasonably satisfactory to RBC Capital Markets to publicly sell or privately place common equity securities or debt of the Partnership, which offering must close prior to August 14, 2009 (the deadline for closing and funding the securities offering may be extended up until September 30, 2009) or (iii) engage RBC Capital Markets to arrange financing to refinance the term loan under the Quest Cherokee Senior Term Loan Agreement on the prevailing terms in the credit markets.

The Quest Cherokee First Amendment restricts the amount of quarterly distribution the Partnership may declare and pay on its common units to not exceed $0.40 per common unit per quarter as long as the term loan has not been paid in full. After giving effect to each quarterly distribution, the Partnership and Quest Cherokee must be in compliance with a new financial covenant, which prohibits each of Quest Cherokee, the Partnership or any of their respective subsidiaries from permitting Available Liquidity (as defined in the Quest Cherokee First Amendment) to be less than $14 million at March 31, 2009, or to be less than $20 million at June 30, 2009. Quest Cherokee’s capital expenditures are limited to $30 million for Quest Cherokee’s 2009 fiscal year.

Certain intercompany amounts owing by QRC to the Partnership are required to be repaid by February 27, 2009.

The Quest Cherokee First Amendment also amended the definition of consolidated EBITDA to add back a certain limited amount of the fees and expenses of the internal investigation and forensic accounting investigation relating to the Misappropriation Transaction (as defined in the Quest Cherokee First Amendment) and the related restructuring.

The summary of the Quest Cherokee First Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Quest Cherokee First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Quest Cherokee’s Amended and Restated Credit Agreement

Quest Cherokee, the Partnership and QCOS have entered into a Second Amendment to Amended and Restated Credit Agreement (the “Quest Cherokee Second Amendment”) dated as of October 28, 2008 that, among other things, amended and/or waived certain of the representations and covenants contained in the Amended and Restated Credit Agreement (the “Quest Cherokee Credit Agreement”) dated as of November 15, 2007 among QRC, the Partnership, Quest Cherokee, RBC, KeyBank and the lenders party thereto, as amended, in order to rectify any possible covenant violations or non-compliance with representations and warranties as a result of (1) the questionable transfers of funds from QRC, the Partnership or an affiliate of the Partnership by Mr. Cash, the Partnership’s former Chief Executive Officer and (2) not timely settling certain intercompany accounts among QRC, the Partnership and Quest Midstream. The Quest Cherokee Second Amendment is among Quest Cherokee, as borrower, the Partnership and QCOS, as guarantors, RBC as administrative agent and collateral agent, KeyBank, as documentation agent and the lenders party thereto. The Quest Cherokee Second Amendment is effective as of November 5, 2008.

The credit facility under the Quest Cherokee Credit Agreement consists of a $250 million revolving credit facility. Availability under the revolving credit facility is tied to a borrowing base that is redetermined by RBC and the lenders every six months. As of November 5, 2008, the borrowing base was $190 million, and the amount borrowed under the Quest Cherokee Credit Agreement was $183 million. As part of the Quest Cherokee Second Amendment, the lenders confirmed that Quest Cherokee could borrow the remaining undrawn amount subject to the terms and conditions of the Quest Cherokee Credit Agreement.

The Quest Cherokee Second Amendment changed the rate at which interest will accrue on the revolving credit facility. During the Transition Period (as defined in the Quest Cherokee Second Amendment), interest will accrue at either LIBOR plus 4.0% or the base rate plus 3.0%. After the Transition Period ends, interest will accrue at either LIBOR plus a margin ranging from 2.75% to 3.375% (depending on the utilization percentage) or the base rate plus a margin ranging from 1.75% to 2.375% (depending on the utilization percentage). The base rate varies daily and is generally the higher of the federal funds rate plus 0.50%, RBC’s prime rate or LIBOR plus 1.25%. The Transition Period will generally end once repayment of the Quest Cherokee Senior Term Loan Agreement and the delivery of the audited financial statements for 2008 have both occurred.

The Quest Cherokee First Amendment restricts the amount of quarterly distribution the Partnership may declare and pay on its common units to not exceed $0.40 per common unit per quarter as long as the term loan has not been paid in full. After giving effect to each quarterly distribution, the Partnership and Quest Cherokee must be in compliance with a new financial covenant, which prohibits each of Quest Cherokee, the Partnership or any of their respective subsidiaries from permitting Available Liquidity (as defined in the Quest Cherokee Second Amendment) to be less than $14 million at March 31, 2009, or to be less than $20 million at June 30, 2009. Quest Cherokee’s capital expenditures are limited to $30 million for Quest Cherokee’s 2009 fiscal year.

Certain intercompany amounts owing by QRC to the Partnership are required to be repaid by February 27, 2009.

The Quest Cherokee Second Amendment also amended the definition of consolidated EBITDA to add back a certain limited amount of the fees and expenses of the internal investigation and forensic accounting investigation relating to the Misappropriation Transaction (as defined in the Quest Cherokee Second Amendment) and the related restructuring.

The summary of the Quest Cherokee Second Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Quest Cherokee Second Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 7, 2008, the Partnership issued a press release, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1

First Amendment to Second Lien Senior Term Loan Agreement, dated as of October 28, 2008, but effective as of November 5, 2008, by and among Quest Cherokee, LLC, Quest Energy Partners, L.P., Quest Cherokee Oilfield Service, LLC, Royal Bank of Canada, Keybank National Association, Société Générale and the Lenders party thereto.

10.2

Second Amendment to Amended and Restated Credit Agreement, dated as of October 28, 2008, but effective as of November 5, 2008, by and among Quest Cherokee, LLC, Quest Energy Partners, L.P., Quest Cherokee Oilfield Service, LLC, Royal Bank of Canada, Keybank National Association and the Lenders party thereto.

99.1	Press release of Quest Energy Partners, L.P. dated November 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST ENERGY PARTNERS, L.P.
By: Quest Energy GP, LLC, its General Partner

/s/ David C. Lawler
By:	David C. Lawler
President

Date: November 7, 2008